Exhibit 21

Avnet, Inc.

Foreign and Domestic Subsidiaries

Company Name	Country
Abacus Group Limited	United Kingdom
Alpha 3 Manufacturing Ltd	United Kingdom
AVID Technologies, Inc.	United States
Avnet (Asia Pacific Holdings) Limited	Hong Kong
Avnet (Holdings) Ltd	United Kingdom
Avnet (NZ)	New Zealand
Avnet (Shanghai) Limited	China
Avnet Abacus Limited	Hong Kong
Avnet Asia Pte Ltd	Singapore
Avnet ASIC Israel Ltd	Israel
Avnet B.V.	Netherlands
Avnet Bidco Limited	United Kingdom
Avnet Components Israel Limited	Israel
Avnet Delaware Holdings, Inc.	United States
Avnet Delaware LLC	United States
Avnet do Brasil Ltda.	Brazil
Avnet Electronics Marketing (Australia) Pty Ltd	Australia
Avnet Electronics Technology (China) Limited	China
Avnet Electronics Technology (Shenzhen) Limited	China
Avnet Electronics Turkey İthalat İhracat Sanayi ve Ticaret Limited Şirketi	Turkey
Avnet EM	Russian Federation
Avnet EM Holdings (Japan) Kabushiki Kaisha	Japan
Avnet EM Sp. z.o.o.	Poland
Avnet EMG AG	Switzerland
Avnet EMG Elektronische Bauelemente GmbH	Austria
Avnet EMG France	France
Avnet EMG GmbH	Germany
Avnet EMG Italy S.r.l.	Italy
Avnet EMG Ltd	United Kingdom
Avnet Erste Verwaltungs GmbH	Germany
Avnet Europe Comm. VA	Belgium
Avnet Europe Executive BVBA	Belgium
Avnet Finance B.V.	Netherlands
Avnet Finance International S.à r.l.	Luxembourg
Avnet Finance S.à r.l.	Luxembourg
Avnet Financial Services Asia Limited	Hong Kong
Avnet France S.A.S.	France
Avnet Group Holdings Limited	United Kingdom
Avnet Holding Europe BVBA	Belgium
Avnet Holding Germany GmbH	Germany

Avnet Holding South Africa (Pty) Limited	South Africa
Avnet Holdings UK Limited	United Kingdom
Avnet Holdings, LLC	United States
Avnet Iberia S.A.	Spain
Avnet India Private Limited	India
Avnet International Holdings 1 BVBA	Belgium
Avnet International (Canada) Ltd.	Canada
Avnet International Holdings 2 BVBA	Belgium
Avnet International Holdings UK Limited	United Kingdom
Avnet International, LLC	United States
Avnet Japan (Asia) Limited	Singapore
Avnet Japan (Thailand) Co., Ltd.	Thailand
Avnet Kabushiki Kaisha	Japan
Avnet Korea, Inc.	Korea, Republic of
Avnet Limited	Ireland
Avnet Logistics B.V.B.A.	Belgium
Avnet Logistics GmbH	Germany
Avnet Logistics Limited	United Kingdom
Avnet Logistics Stutensee GmbH	Germany
Avnet Malaysia Sdn Bhd	Malaysia
Avnet Nortec A/S	Denmark
Avnet Nortec AB	Sweden
Avnet Nortec AS	Norway
Avnet Nortec Oy	Finland
Avnet Philippines Pty Ltd., Inc.	Philippines
Avnet Receivables Corporation	United States
Avnet Schweiz GmbH	Switzerland
Avnet SellCo B.V.	Netherlands
Avnet South Africa (Pty) Limited	South Africa
Avnet Sunrise Limited	Hong Kong
Avnet Technology (Thailand) Ltd.	Thailand
Avnet Technology Electronics Marketing (Taiwan) Co., Ltd.	Taiwan
Avnet Technology Hong Kong Limited	Hong Kong
Avnet Technology Solutions (China) Ltd	China
Avnet Technology Solutions (Tianjin) Ltd	China
Avnet Technology Solutions B.V. (Sold 02/27/2017)	Netherlands
Avnet, Inc.	United States
AVT Holdings LLC	United States
Beijing Vanda Yunda IT Services Co., Ltd	China
Bell Microproducts Brazil Holdings, LLC	United States
Bell Microproducts Mexico Shareholder, LLC	United States
CELDIS LIMITED	United Kingdom
CM Satellite Systems, Inc.	United States
COMBINED PRECISION COMPONENTS LIMITED	United Kingdom
Dragon Innovation (HK) Limited	Hong Kong
Dragon Innovation Consulting (Shenzhen) Company Limited	China
EBV Beteiligungs-Verwaltungs GmbH	Germany
EBV Elektronik ApS	Denmark

EBV Elektronik d.o.o.	Serbia
EBV Elektronik EOOD	Bulgaria
EBV Elektronik GmbH & Co. KG	Germany
EBV Elektronik International GmbH	Germany
EBV Elektronik Kft	Hungary
EBV Elektronik Limited	Hong Kong
EBV Elektronik M	Russian Federation
EBV Elektronik Maatschap (Dissolved 04/15/2013)	Belgium
EBV Elektronik OÜ	Estonia
EBV Elektronik S.r.l.	Italy
EBV Elektronik S.R.L.	Romania
EBV Elektronik s.r.o.	Slovakia
EBV Elektronik SAS	France
EBV Elektronik sp. z o.o.	Poland
EBV Elektronik Spain S.L.	Spain
EBV Elektronik spol. s r.o.	Czech Republic
EBV Elektronik Ticaret Limited Sirketi	Turkey
EBV Elektronik TOV	Ukraine
EBV Elektronik, Druzba Za Posredovanje D.O.O.	Slovenia
EBV Elektronik, Unipessoal Lda,	Portugal
EBV Erste Holding GmbH & Co. KG	Germany
EBV Management GmbH	Germany
EBV Zweite Holding GmbH & Co. KG	Germany
EBV-Elektronik GmbH	Austria
Electrolink (PTY) Ltd	South Africa
Electron House (Overseas) Limited	United Kingdom
element 14 Limited	United Kingdom
element 14 sp. zoo	Poland
element14 Asia Pte. Ltd.	Singapore
element14 Co., Ltd.	Thailand
Element14 de Mexico, S. de R.L de C.V	Mexico
element14 Electronics Limited	Ireland
Element14 Finance UK Limited	United Kingdom
element14 Holding BV	Netherlands
element14 India Pvt Limited	India
element14 Limited	Hong Kong
element14 Limited	New Zealand
element14 Ltd.	Korea, Republic of
element14 Pte. Ltd.	Singapore
element14 Pty Ltd	Australia
element14 SDN. BHD.	Malaysia
Element14 US Holdings Inc.	United States
Element14 US Holdings LLC	United States
ELEMENT14. S. de R.L. de C.V	Mexico
eluomeng Electronics (China) Co. Ltd	China
ELUOMENG LIMITED	Hong Kong
ELUOMENG LIMITED COMPANY	Taiwan
Erste TENVA Property GmbH Gruber Straße	Germany

FARNELL (BELGIUM) N.V.	Belgium
FARNELL (FRANCE) SAS	France
FARNELL (NETHERLANDS) B.V.	Netherlands
FARNELL AG	Switzerland
FARNELL COMPONENTS (IRELAND) LIMITED	Ireland
FARNELL COMPONENTS (ISRAEL) LTD	Israel
FARNELL COMPONENTS AB	Sweden
FARNELL COMPONENTS SL	Spain
FARNELL DANMARK A/S	Denmark
FARNELL ELECTRONIC COMPONENTS LIMITED	United Kingdom
FARNELL GMBH	Germany
FARNELL HOLDING LIMITED	United Kingdom
FARNELL ITALIA SRL	Italy
FARNELL OVERSEAS	United Kingdom
ICATI Beteiligungs-Verwaltungs GmbH	Germany
ICATI Verwaltungs GmbH	Germany
Import Holdings LLC	United States
INONE HOLDINGS LIMITED	United Kingdom
Kent One Corporation	United States
MCM ELECTRONICS, INC.	United States
Memec (NZ) Limited	New Zealand
Memec Group Holdings Limited	United Kingdom
Memec Group Limited	United Kingdom
Memec Holdings Limited	United Kingdom
Memec Pty Limited	Australia
Mexico Holdings LLC	United States
Microcomputers Systems Components Nederland B.V.	Netherlands
MSC (Malta) Limited	Malta
MSC Technologies GmbH	Germany
MSC Technologies Systems GmbH	Germany
NEWARK CORPORATION	United States
NEWARK ELECTRONICS CORPORATION	United States
OY FARNELL (FINLAND) AB	Finland
PREMIER FARNELL (SCOTLAND) LIMITED	United Kingdom
PREMIER FARNELL CANADA LIMITED	Canada
PREMIER FARNELL CORP.	United States
PREMIER FARNELL FINANCE LIMITED	Ireland
PREMIER FARNELL HOLDING INC.	United States
PREMIER FARNELL LIMITED	United Kingdom
PREMIER FARNELL PENSION FUNDING SCOTTISH LIMITED PARTNERSHIP	United Kingdom
PREMIER FARNELL PENSION TRUSTEES LIMITED	United Kingdom
PREMIER FARNELL PROPERTIES INC.	United States
PREMIER FARNELL UK LIMITED	United Kingdom
PREMIER INDUSTRIAL HOLLAND B.V.	Netherlands
Pride Well Limited	Virgin Islands, British
RTI Holdings Limited	Hong Kong
SEC International Holding Company II, L.L.C.	United States
Shanghai FR International Trading Co., Ltd.	China

SHENZHEN EMBEST TECHNOLOGY CO., LTD.	China
Société Civile Immobilière du 22 rue de Dames	France
Source Electronics (HK) Limited	Hong Kong
Source Electronics (Shanghai) Limited	China
Source Electronics Asia Limited	Hong Kong
Tekdata Interconnections Limited	United Kingdom
Telmil Electronics, Inc.	United States
Tenva Belgium Comm. VA	Belgium
Tenva Financial Management B.V.B.A.	Belgium
Tenva Group Holdings Europe Limited	United Kingdom
Tenva Properties BVBA	Belgium
Thomas Kaubisch GmbH	Germany
Vanda Computer System Integration (Shanghai) Company Limited	China
Venezuelan Partner B.V.	Netherlands
YEL Electronics (China) Limited	Hong Kong
YEL Electronics (Shanghai) Limited	China
YEL Electronics (Shenzhen) Ltd	China
YEL Electronics Hong Kong Limited	Hong Kong
ZWEITE TENVA Property GmbH Im Technologiepark	Germany